Exhibit 99.1

Kodiak Gas Services, Inc. Announces Completion of CSI Compressco LP Acquisition

The Woodlands, Texas — April 1, 2024 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”), today announced that it has completed its acquisition of CSI Compressco LP (“CSI Compressco”), creating the industry’s largest contract compression fleet.

“We are excited to complete this transaction and welcome the talented CSI Compressco team to Kodiak,” stated Mickey McKee, Kodiak’s founder and Chief Executive Officer. “This transaction allows us to increase the scale and scope of our service offerings to our customers, further expanding our industry-leading footprint in key operating areas such as the Permian Basin and Eagle Ford Shale.”

“We are committed to ensuring a smooth transition aimed at delivering on the many benefits of this combination for our customers, employees and shareholders. We appreciate the strong support from shareholders and are confident in our ability to deliver upon the significant synergies provided by this combination, driving incremental value for our combined shareholder base.”

CSI Compressco unitholders received 0.086 shares of Kodiak common stock for each CSI Compressco common unit owned. Certain CSI Compressco unitholders meeting specified requirements elected to receive 0.086 limited liability company units representing economic interests in Kodiak’s operating subsidiary (along with an equal number of shares of non-economic voting preferred stock of Kodiak) for each CSI Compressco common unit they held. Each such unit will be redeemable at the option of the holder for one share of Kodiak common stock (along with cancellation of a corresponding share of preferred stock), following a six month post-closing lock-up and subject to certain conditions.

CSI Compressco units will no longer be publicly traded on the NASDAQ effective as of close of trading on April 1, 2024. Kodiak shares will continue to trade on the New York Stock Exchange (NYSE).

About Kodiak Gas Services, Inc.

Kodiak Gas Services, Inc. is the largest contract compression services provider in the continental United States with a revenue-generating fleet of approximately 4.3 million horsepower. The Company focuses on providing contract compression and related services to oil and gas producers and midstream customers in high-volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems. More information is available at www.kodiakgas.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected synergies and efficiencies to be achieved as a result of the Transaction; (ii) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (iii) production and capacity forecasts for the natural gas and oil industry; and (iv) strategy for customer retention, growth, fleet maintenance, market position and financial results.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) the structure of our Compression Operations contracts and the failure of our customers to continue to contract for services after expiration of the primary term; (vi) our ability to successfully integrate any acquired businesses, including CSI Compressco, and realize the expected benefits thereof; (vii) our ability to fund purchases of additional compression equipment; (viii) a deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine and the Israel-Hamas war, inflation, and slow economic growth in the United States; (ix) a downturn in the economic environment, as well as inflationary pressures; (x) tax legislation and administrative initiatives or challenges to our tax positions; (xi) the loss of key management, operational personnel or qualified technical personnel; (xii) our dependence on a limited number of suppliers; (xiii) the cost of compliance with existing and new governmental regulations, including climate change legislation; (xiv) the cost of compliance with regulatory initiatives and stakeholder pressures, including ESG scrutiny; (xv) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xvi) our reliance on third-party components for use in our IT systems; (xvii) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xviii) threats of cyber-attacks or terrorism; (xix) agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions; (xx) volatility in interest rates; (xxi) our ability to access the capital and credit markets or borrow on affordable terms to obtain additional capital that we may require; (xxii) the effectiveness of our disclosure controls and procedures; and (xxiii) such other factors as discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

Contacts:

Kodiak Gas Services, Inc.

Graham Sones, VP – Investor Relations

ir@kodiakgas.com

Dennard Lascar Investor Relations

Ken Dennard / Rick Black

KGS@DennardLascar.com

3